Exhibit 99.1

Boot Barn Holdings, Inc. Announces Second Quarter Fiscal Year 2017 Financial Results; Updates Fiscal Year 2017 Outlook

IRVINE, Calif.--(BUSINESS WIRE)--October 26, 2016--Highlights for the quarter ended September 24, 2016, were as follows:

  Net sales increased 3.3% to $134.0 million.
  Consolidated same store sales increased 1.8%.
  Net income was $0.5 million, or $0.02 per diluted share, compared to a net loss of $3.3 million, or $0.13 per diluted share (and compared to adjusted net income of $1.2 million, or $0.04 per diluted share) in the prior-year period.
  The Company opened two new stores.

Jim Conroy, Chief Executive Officer, commented, “I am pleased with our financial performance during the second quarter, in which we grew net sales, achieved positive same store sales and reported diluted earnings per share of $0.02, which met our expectations for the quarter. We believe our positive same store sales reflect the strength of the Boot Barn brand as well as the strategies we put in place to mitigate external pressures in oil and commodity driven markets. While this pressure has not abated, and consumer retail trends remain variable, we are optimistic about the second half of the year. Our new merchandise categories and product offerings are resonating well with our customers and we believe we have appropriately invested in the right level and composition of inventory. We remain committed to prudently investing in our business as we continue to grow our leading market share of the western and work wear markets across our channels.”

Operating Results for the Second Quarter Ended September 24, 2016

  Net sales increased 3.3% to $134.0 million from $129.7 million in the prior-year period. Net sales increased due to 13 new stores opened over the past twelve months and a 1.8% increase in same store sales. Sales growth was partially offset by the planned closure of eight stores over the last 15 months, including six low-volume Sheplers stores that were closed consistent with original expectations.
  Gross profit increased 1.6% to $36.4 million, or 27.2% of net sales, compared to gross profit of $35.9 million, or 27.7% of net sales, in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related integration costs, and contract termination costs, adjusted gross profit in the prior-year period was $38.4 million or 29.6% of net sales. The decline in gross profit rate compared to the prior year’s adjusted gross profit rate resulted primarily from increases in store occupancy costs associated with the 13 new stores opened during the last 12 months and additional depreciation expense from the rebranded Sheplers stores that was not included in the prior-year period. Also contributing to the decline in gross profit rate was an 80 basis point decline in the merchandise margin rate, resulting from higher loyalty rewards redemption, shrink and aged inventory provision.

  Income from operations increased $4.8 million to $4.4 million, compared to a loss from operations of $0.4 million in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related integration costs, and loss on disposal of assets and contract termination costs, adjusted income from operations in the prior-year period was $5.8 million.
  The Company opened two new stores and ended the quarter with 212 stores in 29 states.
  Interest expense decreased $1.3 million to $3.7 million from $5.0 million in the prior-year period. Excluding a $1.4 million write-off of debt issuance costs associated with the refinancing of debt, adjusted interest expense was $3.6 million in the prior-year period.
  Net income was $0.5 million, or $0.02 per diluted share, compared to a net loss of $3.3 million or $0.13 per diluted share in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related integration costs, loss on disposal of assets and contract termination costs, and write-off of debt issuance costs associated with the refinancing of debt, adjusted net income in the second quarter of the prior year was $1.2 million, or $0.04 per diluted share.

Operating Results for the Six Months Ended September 24, 2016

  Net sales increased 18.5% to $267.4 million from $225.7 million in the prior-year period. Net sales increased due to six months of sales contributions from Sheplers (compared to three months in the prior-year period), the opening of 13 new stores between the beginning of the third quarter of fiscal 2016 and the end of the second quarter of fiscal 2017 and a 1.1% increase in consolidated same store sales. Sales growth was partially offset by the planned closure of eight stores over the last 15 months, including six low-volume Sheplers stores that were closed consistent with original expectations.
  Gross profit increased 15.8% to $77.2 million, or 28.9% of net sales, compared to gross profit of $66.7 million, or 29.5% of net sales, in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related integration costs, and contract termination costs, adjusted gross profit in the prior-year period was $69.2 million or 30.6% of net sales. The decline in gross profit rate compared to the prior year’s adjusted gross profit rate was primarily driven by the addition of six months of historically lower-margin Sheplers sales (compared to three months in the prior-year period).
  Income from operations increased $4.5 million to $8.9 million, compared to $4.4 million in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related expenses and integration costs, and loss on disposal of assets and contract termination costs, adjusted income from operations in the prior-year period was $11.5 million. The decrease in income from operations compared to the prior year’s adjusted income from operations was driven primarily by additional expenses associated with Sheplers and higher expenses associated with new stores opened.
  The Company opened four new stores and ended the period with 212 stores in 29 states.
  Net income was $1.1 million, or $0.04 per diluted share, compared to a net loss of $1.1 million or $0.04 per diluted share in the prior-year period. Excluding the amortization of inventory fair value adjustment, acquisition-related expenses and integration costs, loss on disposal of assets and contract termination costs, and write-off of debt issuance costs associated with the refinancing of debt, adjusted net income in the prior-year period was $4.2 million or $0.16 per diluted share.

A reconciliation of adjusted gross profit, adjusted income from operations, adjusted net income and adjusted net income per diluted share, each a non-GAAP financial measure, to their most directly comparable GAAP financial measures is included in the accompanying financial data. Adjusted measures are not presented for the quarter and six months ended September 24, 2016 as there were no adjustments. See also "Non-GAAP Financial Measures."

Balance Sheet Highlights as of September 24, 2016

  Cash: $11.1 million
  Inventories: Average inventory per store was flat compared to September 26, 2015
  Total debt: $250.1 million
  Line of credit: $57.0 million outstanding on revolving credit facility

Fiscal Year 2017 Outlook

The Company is updating its guidance for the fiscal year ending April 1, 2017 and now expects:

  To open 15 new stores, including four opened in the first two quarters.
  Slightly positive consolidated same store sales.
  Income from operations between $43.7 million and $46.8 million.
  Net income of $17.7 million to $19.6 million.
  Net income per diluted share of $0.66 to $0.73 based on 26.9 million weighted average diluted shares outstanding, which includes $0.03 per diluted share attributed to the 53rd week.

For the fiscal third quarter ending December 24, 2016 the Company expects:

  Slightly positive consolidated same store sales.
  Net income per diluted share of $0.38 to $0.43 based on 27.0 million weighted average diluted shares outstanding.

Conference Call Information

A conference call to discuss the financial results for the second quarter of fiscal year 2017 is scheduled for today, October 26, 2016, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (866) 393-4306. The conference call will also be available to interested parties through a live webcast at investor.bootbarn.com. Please visit the website and select the “Events and Presentations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until November 28, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering the conference identification number: 98295878. Please note participants must enter the conference identification number in order to access the replay.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. Boot Barn now operates 214 stores in 29 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer. Sheplers has been part of the western, outdoor, and work lifestyle for over 100 years. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Non-GAAP Financial Measures

The Company presents adjusted gross profit, adjusted income from operations, adjusted net income and adjusted net income per diluted share to help the Company describe its operating and financial performance. These financial measures are non-GAAP financial measures and should not be construed in isolation or as an alternative to actual gross profit, actual income from operations, actual net income and actual earnings per diluted share and other income or cash flow statement data (as presented in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, or GAAP), or as a better indicator of operating performance or as a measure of liquidity. These non-GAAP financial measures, as defined by the Company, may not be comparable to similar non-GAAP financial measures presented by other companies. The Company’s management believes that these non-GAAP financial measures provide investors with transparency and help illustrate financial results by excluding items that may not be indicative of, or are unrelated to, the Company’s core operating results, thereby providing a better baseline for analyzing trends in the underlying business. See the table at the end of this press release for a reconciliation of adjusted gross profit to gross profit, adjusted income from operations to income from operations, adjusted net income to net income, and adjusted net income per diluted share to net income per diluted share. In addition, see the table at the end of this press release for a presentation of EBITDA, as defined in our debt agreements, and a reconciliation of such Debt Covenant EBITDA to net income (loss).

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan“, "intend", "believe", “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; the failure to realize the anticipated synergies from the Sheplers acquisition and other risks of integration, to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Boot Barn Holdings, Inc. Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	September 24,	March 26,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$11,063	$	7,195
Accounts receivable, net	4,570		4,131
Inventories	190,760		176,335
Prepaid expenses and other current assets	16,589		15,558
Total current assets	222,982		203,219
Property and equipment, net	81,116		76,076
Goodwill	193,095		193,095
Intangible assets, net	63,761		64,861
Other assets	947		2,075
Total assets	$561,901	$	539,326
Liabilities and stockholders’ equity
Current liabilities:
Line of credit	$56,983	$	48,815
Accounts payable	76,109		66,553
Accrued expenses and other current liabilities	34,933		35,896
Current portion of notes payable, net of unamortized debt issuance costs	1,040		1,035
Total current liabilities	169,065		152,299
Deferred taxes	11,803		12,255
Long-term portion of notes payable, net of unamortized debt issuance costs	192,049		192,579
Capital lease obligation	8,064		8,272
Other liabilities	16,125		12,431
Total liabilities	397,106		377,836

Stockholders’ equity:
Common stock, $0.0001 par value; September 24, 2016 - 100,000 shares authorized, 26,497 shares issued; March 26, 2016 - 100,000 shares authorized, 26,354 shares issued	3		3
Preferred stock, $0.0001 par value; 10,000 shares authorized, no shares issued or outstanding	—		—
Additional paid-in capital	140,121		137,893
Retained earnings	24,697		23,594
Less: Common stock held in treasury, at cost, 10 and 4 shares at September 24, 2016 and March 26, 2016, respectively	(26)		—
Total stockholders’ equity	164,795		161,490
Total liabilities and stockholders’ equity	$561,901	$	539,326

Boot Barn Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015
Net sales	$133,969	$129,712	$267,382	$225,712
Cost of goods sold	97,523	94,064	190,187	159,285
Amortization of inventory fair value adjustment	—	(225)	—	(225)
Total cost of goods sold	97,523	93,839	190,187	159,060
Gross profit	36,446	35,873	77,195	66,652
Operating expenses:
Selling, general and administrative expenses	32,003	36,284	68,302	61,337
Acquisition-related expenses	—	—	—	891
Total operating expenses	32,003	36,284	68,302	62,228
Income/(loss) from operations	4,443	(411)	8,893	4,424
Interest expense, net	3,651	5,003	7,211	5,794
Income/(loss) before income taxes	792	(5,414)	1,682	(1,370)
Income tax expense/(benefit)	313	(2,071)	579	(298)
Net income/(loss)	$479	$(3,343)	$1,103	$(1,072)

Earnings/(loss) per share:
Basic shares	$0.02	$(0.13)	$0.04	$(0.04)
Diluted shares	$0.02	$(0.13)	$0.04	$(0.04)
Weighted average shares outstanding:
Basic shares	26,427	26,159	26,400	26,012
Diluted shares	26,897	26,159	26,736	26,012

Boot Barn Holdings, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Twenty-Six Weeks Ended
	September 24,	September 26,
	2016	2015
Cash flows from operating activities
Net income /(loss)	$1,103	$(1,072)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation	6,996	4,711
Stock-based compensation	1,506	1,382
Excess tax benefit	—	(3,574)
Amortization of intangible assets	1,100	1,218
Amortization and write-off of debt issuance fees and debt discount	563	1,709
Loss on disposal of property and equipment	126	234
Accretion of above market leases	(24)	37
Deferred taxes	140	(1,601)
Amortization of inventory fair value adjustment	—	(225)
Changes in operating assets and liabilities:
Accounts receivable, net	(439)	1,165
Inventories	(14,425)	(18,004)
Prepaid expenses and other current assets	(1,728)	1,599
Other assets	1,128	(1,610)
Accounts payable	7,875	2,811
Accrued expenses and other current liabilities	(963)	4,450
Other liabilities	3,718	2,388
Net cash provided by/(used in) operating activities	$6,676	$(4,382)
Cash flows from investing activities
Purchases of property and equipment	$(10,481)	$(19,695)
Acquisition of business, net of cash acquired	—	(146,541)
Net cash used in investing activities	$(10,481)	$(166,236)
Cash flows from financing activities
Line of credit - net	$8,168	$52,818
Proceeds from loan borrowings	—	200,938
Repayments on debt and capital lease obligations	(1,208)	(76,639)
Debt issuance fees	—	(6,487)
Tax withholding for net share settlement	(26)	—
Excess tax benefit from stock options	—	3,574
Proceeds from the exercise of stock options	739	2,424
Net cash provided by financing activities	$7,673	$176,628

Net increase in cash and cash equivalents	3,868	6,010
Cash and cash equivalents, beginning of period	7,195	1,448
Cash and cash equivalents, end of period	$11,063	$7,458

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,182	$2,827
Cash paid for interest	$6,697	$3,957
Supplemental disclosure of non-cash activities:
Unpaid purchases of property and equipment	$3,712	$51

Boot Barn Holdings, Inc.
Supplemental Information - Consolidated Statements of Operations
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted earnings per share, with the most directly comparable GAAP financial measures of gross profit, income from operations, net income, and diluted earnings per share.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015
Reconciliation of GAAP gross profit to adjusted gross profit
Gross profit, as reported	$36,446	$35,873	$77,195	$66,652
Amortization of inventory fair value adjustment (a)	—	(225)	—	(225)
Acquisition-related integration costs (b)	—	2,331	—	2,331
Contract termination costs (c)	—	403	—	403
Adjusted gross profit	$36,446	$38,382	$77,195	$69,161

Reconciliation of GAAP income/(loss) from operations to adjusted income from operations
Income/(loss) from operations, as reported	$4,443	$(411)	$8,893	$4,424
Amortization of inventory fair value adjustment (a)	—	(225)	—	(225)
Acquisition-related expenses (d)	—	—	—	891
Acquisition-related integration costs (b)	—	5,368	—	5,368
Loss on disposal of assets and contract termination costs (c)	—	1,053	—	1,053
Adjusted income from operations	$4,443	$5,785	$8,893	$11,511

Reconciliation of GAAP net income/(loss) to adjusted net income
Net income/(loss), as reported	$479	$(3,343)	$1,103	$(1,072)
Amortization of inventory fair value adjustment (a)	—	(225)	—	(225)
Acquisition-related expenses (d)	—	—	—	891
Acquisition-related integration costs (b)	—	5,368	—	5,368
Loss on disposal of assets and contract termination costs (c)	—	1,053	—	1,053
Write-off of debt discount (e)	—	1,355	—	1,355
Benefit for income taxes, as reported	—	(2,071)	—	(298)
Adjusted benefit for income taxes	—	(930)	—	(2,871)
Adjusted net income	$479	$1,207	$1,103	$4,201

Reconciliation of adjusted net income per diluted share to net income/(loss) per diluted share
Net income per share, diluted:
Net income/(loss) per share, as reported	$0.02	$(0.13)	$0.04	$(0.04)
Adjustments	—	0.17	—	0.20
Adjusted net income per share, diluted	$0.02	$0.04	$0.04	$0.16

Weighted average diluted shares outstanding	26,897	27,110	26,736	27,042
(a)	Represents the amortization of purchase-accounting adjustments that decreased the value of inventory acquired to its fair value.
(b)	Represents certain store integration, remerchandising, inventory obsolescence and corporate consolidation costs incurred in connection with the integration of Sheplers, which we acquired in June 2015. Includes an adjustment to normalize the gross margin impact of sales of discontinued inventory from Sheplers, which was sold at a discount. The adjustment assumes such inventory was sold at Sheplers' normalized margin rate.
(c)	Represents loss on disposal of assets and contract termination costs from store closures and unused office and warehouse space.
(d)	Includes direct costs and fees related to the acquisition of Sheplers that was completed on June 29, 2015.
(e)	Represents the write off of debt discounts and debt issuance costs associated with the previously extinguished Wells Fargo Credit Facility.

Boot Barn Holdings, Inc. Store Count

	Fiscal Year Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 28,	June 27,	September 26,	December 26,	March 26,	June 25,	September 24,
	2015	2015	2015	2015	2016	2016	2016
Store Count (BOP)	152	169	176	201	206	208	210
Opened/Acquired	18	7	31	5	4	2	2
Closed Boot Barn Stores	(1)	—	(1)	—	(1)	—	—
Closed Sheplers Stores	—	—	(5)	—	(1)	—	—
Store Count (EOP)	169	176	201	206	208	210	212

Debt Covenant EBITDA Reconciliation (Unaudited)

	(Thirteen Weeks Ended)
	September 24, 2016	June 25, 2016	March 26, 2016	December 26, 2015	September 26, 2015
Boot Barn's Net income/(loss)	$479	$624	$1,012	$9,928	$(3,343)
Income tax expense/(benefit)	313	266	1,029	6,712	(2,071)
Interest expense, net	3,651	3,560	3,576	3,553	5,003
Depreciation and intangible asset amortization	4,017	4,079	4,494	3,593	3,292
Boot Barn's EBITDA	$8,460	$8,529	$10,111	$23,786	$2,881

Non-cash stock-based compensation (a)	$750	$756	$737	$761	$730
Non-cash accrual for future award redemptions (b)	133	42	(797)	961	88
Acquisition-related integration costs (c)	-	-	1,817	3,153	5,368
Amortization of inventory fair value adjustment (d)	-	-	(47)	(228)	(225)
Loss on disposal of assets and contract termination costs (e)	126	59	267	53	1,042
Secondary offering costs (f)	-	-	-	317	-
Boot Barn's Adjusted EBITDA	$9,469	$9,386	$12,088	$28,803	$9,884

Additional adjustments[1]	891	1,345	959	655	718
Consolidated EBITDA per Loan Agreements	$10,360	$10,731	$13,047	$29,458	$10,602
______________
[1]

Adjustments to Boot Barn's Adjusted EBITDA as stipulated in the 2015 Golub Term Loan and June 2015 Wells Fargo Revolver include pre-opening costs, franchise and state taxes, and other miscellaneous adjustments.

(a)	Represents non-cash compensation expenses related to stock options, restricted stock awards and restricted stock units granted to certain of our employees and directors.
(b)	Represents the non-cash accrual for future award redemptions in connection with our customer loyalty program.
(c)

Represents certain store integration, remerchandising, inventory obsolescence and corporate consolidation costs incurred in connection with the integration of Sheplers, which we acquired in June 2015. Includes an adjustment to normalize the gross margin impact of sales of discontinued inventory from Sheplers, which was sold at a discount. The adjustment assumes such inventory was sold at Sheplers' normalized margin rate.

(d)	Represents the amortization of purchase-accounting adjustments that decreased the value of inventory acquired to its fair value.
(e)	Represents loss on disposal of assets and contract termination costs from store closures and unused office and warehouse space.
(f)	Represents professional fees and expenses incurred in connection with a Form S-1 Registration Statement filing in July 2015 and withdrawn in November 2015.

CONTACT:
Investors:
ICR, Inc.
Anne Rakunas / Brendon Frey, 310-954-1113
BootBarnIR@icrinc.com
or
Media:
Boot Barn Media Relations
Jayme Maxwell, 949-453-4400 ext. 428
BootBarnIRMedia@bootbarn.com